Exhibit 10.37

EXECUTION COPY

CONSENT AND TAG-ALONG AGREEMENT

among

PARAMOUNT DEVELOPMENT AND INVESTMENT, INC.,

a Delaware corporation,

SSF III 60 WALL JV LLC,

a Delaware limited liability company,

PARAMOUNT GROUP REAL ESTATE FUND II, L.P.,

a Delaware limited partnership,

PGREF II 60 WALL INVESTORS GP, LLC,

a Delaware limited liability company, and

PGREF III WALL STREET INVESTORS, L.P.,

a Delaware limited partnership,

with respect to

PGREF II 60 WALL STREET INVESTORS, L.P.

1.	SSF Consent	2

2.	SSF Tag-Along Right	2

3.	Purchase Price and Manner of Payment	5

4.	Deliveries on Behalf of SSF	6

5.	Deliveries on Behalf of PDI	7

6.	Representations and Warranties of PDI	7

7.	Representations and Warranties of SSF	9

8.	Covenants	10

9.	Indemnity	11

10.	Casualty; Condemnation	11

11.	Conditions to Closing	12

12.	Defaults and Remedies	13

13.	Costs and Expenses	14

14.	Brokers and Advisors	14

15.	Notices.:	14

16.	Further Assurances	16

17.	Successors and Assigns	16

18.	Paramount Group Tag-Along	16

19.	Gender and Number	17

20.	Applicable Law	17

21.	Construction	17

22.	Miscellaneous	17

List of Exhibits

Exhibit A — Form of Consent Letter

Exhibit B — Qualified Appraisers

Exhibit C — Assignment and Assumption of SSF Interest

1

CONSENT AND TAG-ALONG AGREEMENT

THIS CONSENT AND TAG-ALONG AGREEMENT, made as of the 27th day of June, 2014 (this “Agreement”), by and between SSF III 60 WALL JV LLC, a Delaware limited liability company, having an office at c/o Proprium, 1 Landmark Square, 19th Floor, Stamford, Connecticut 06901 (“SSF”), and PARAMOUNT DEVELOPMENT AND INVESTMENT, INC., a Delaware corporation, having an office at 1633 Broadway, Suite 1801, New York, New York 10019 (“PDI”); and for purposes of Sections 11.1.3 and 18 only, PARAMOUNT GROUP REAL ESTATE FUND II, L.P., a Delaware limited partnership, having an office at 1633 Broadway, Suite 1801, New York, New York 10019 (“Fund II”), PGREF II 60 WALL INVESTORS GP, LLC, a Delaware limited liability company, having an office at 1633 Broadway, Suite 1801, New York, New York 10019 (“GP”) and PGREF III WALL STREET INVESTORS, L.P., a Delaware limited partnership, having an office at 1633 Broadway, Suite 1801, New York, New York 10019 (“Fund III Holdco”)

W I T N E S S E T H :

WHEREAS, SSF, Fund II, GP and Fund III Holdco are parties to that certain Second Amended and Restated Limited Partnership Agreement, dated as of July 10, 2007 (the “Partnership Agreement”) of PGREF II 60 Wall Street Investors, L.P., a Delaware limited partnership (the “Partnership”);

WHEREAS, SSF currently holds a thirty-seven and seven tenths percent (37.70%) limited partnership interest in the Partnership, together with all economic, voting and other rights and interests appurtenant to such limited partnership interest (collectively, the “SSF Interest”);

WHEREAS, the Partnership, indirectly through various subsidiaries including PGREF II 60 Wall Street, LP, a Delaware limited partnership (“Property Owner”), owns the land and building located at and known as 60 Wall Street, New York, New York (the “Property”);

WHEREAS, Property Owner is a party to that certain Lease, dated as of June 6, 2007 (as amended, restated or modified from time to time, the “Lease”) between Property Owner and Deutsche Bank AG New York Branch (“Tenant”) with respect to certain space at the Property;

WHEREAS, Property Owner is a party to that certain Property Management Agreement, dated as of June 6, 2007 (the “Property Management Agreement”), between Property Owner and Paramount Group, Inc. (together with its successors and assigns, “Paramount”);

WHEREAS, PDI is a wholly owned subsidiary of Paramount.

WHEREAS, this Agreement is being entered into in connection with a potential initial public offering (the “IPO”) of Paramount and/or its affiliated successor or assign; it being expected that, upon the consummation of the IPO, the publicly traded entity (the “Public REIT”) will be a corporation (i) that is either (x) a successor by merger of Paramount, (y) a corporation into which Paramount has contributed all or substantially all of its assets, or (z) a corporation into which one hundred percent (100%) of the interests of Paramount has been transferred and (ii) (x) whose shares are traded on the New York Stock Exchange and (y) that is the sole direct and indirect general partner in a newly formed limited partnership (the “Operating Partnership”); and

WHEREAS, it is expected that following such merger, contribution or transfer, the Public REIT will undergo the IPO and intends to make an election in order to qualify as a real estate investment trust in accordance with Sections 856 through 859 of the Code (the “REIT Election”) and, following the IPO, shares of the Public REIT will be regularly traded on the New York Stock Exchange and Operating Partnership units will, among other things, be convertible into shares in the Public REIT which, in each case, would constitute transfers of indirect interests in the Partnership (sales and other transfers of shares in the Public REIT and limited partner units in the Operating Partnership are, collectively, the “Post IPO Transfers”);

WHEREAS, PDI hereby notifies SSF that in connection with the IPO, GP intends to cause Paramount, as the manager under the Management Agreement, to assign or otherwise transfer the Property Management Agreement (the “Management Assignment”) to an Affiliate of the Operating Partnership (the “Replacement Property Manager”), which Replacement Property Manager is an Affiliate of Paramount, or to cause such Replacement Property Manager to enter into a replacement property management agreement (a “Replacement Agreement”) on terms that are substantially similar to the Property Management Agreement.

NOW, THEREFORE, for and in consideration of the premises, the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby expressly acknowledged by the parties hereto, SSF and PDI do hereby agree and covenant as follows:

1. SSF Consent to IPO. SSF has executed and delivered that certain letter agreement attached hereto as Exhibit A simultaneously with the execution of this Agreement.

2. SSF Tag-Along Right. Prior to or simultaneously with the execution of this Agreement, PDI will enter into that certain Purchase Option Agreement (the “Option Agreement”) by and between PDI, as buyer, and Paramount Group Real Estate Fund II, L.P. (“Fund II”) and Paramount Group Real Estate Fund III, L.P. (“Fund III”, together with Fund II, collectively, “Seller”) whereby Seller will grant to PDI an option (the “Option”), exercisable only following consummation of the IPO, to acquire (i) Fund II’s entire forty-six and two tenths percent (46.20%) limited partnership interest in the Partnership, (ii) Fund II’s entire one hundred percent (100.00%) limited liability company interest in GP, (iii) Fund Ill’s entire ninety-nine and nine tenths percent (99.90%) limited partnership interest in Fund III Holdco and (iv) Fund Ill’s entire one hundred percent (100.00%) limited liability company interest in PGREF III Wall Street GP, LLC, each together with all economic, voting and other rights and interests appurtenant to such limited partnership or limited liability company interest, as the case may be. In the event PDI (or Assignee (as hereinafter defined)) exercises the Option pursuant to the terms of the Option Agreement and following the IPO, PDI (or PDI Assignee) shall simultaneously with the exercise of the Option deliver a notice to SSF to such effect (“Tag Initiation Notice”), which Tag Initiation Notice shall set forth (i) the date (the “Closing Date”) for the conveyance of the SSF Interest by SSF to PDI (the “Closing”), which Closing Date shall be not less than twenty (20) days and not more than thirty (30) days after the date of delivery of the Tag Initiation Notice, (ii) the calculation of the Property Valuation and Purchase Price pursuant to Article 3 below, and (iii) PDI’s election to elect to pay cash or common stock of the Public REIT. Upon receipt of a Tag Initiation Notice, SSF shall have the right (“Tag-Along Right”) to sell the SSF Interest to PDI (or PDI Assignee) pursuant to the terms of this Agreement, concurrently with the sale of the Seller’s interests to PDI (or PDI Assignee) pursuant to the Option Agreement, in exchange for the Purchase Price. To exercise the Tag-Along Right, SSF shall provide PDI (or PDI Assignee) with written notice of SSF’s intention to exercise the Tag-Along Right within fifteen (15) days after its receipt of the Tag Initiation Notice (“Tag-Along Notice”). The failure of SSF to deliver the Tag-Along Notice within fifteen (15) days after its receipt of the Tag Initiation Notice will be deemed SSF’s election not to exercise the Tag-Along Right. The Closing of the Transaction (as hereinafter defined) contemplated by this Agreement shall take place on the Closing Date at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York, at 10:00 A.M. Eastern standard time or as may be otherwise agreed upon in writing by SSF and PDI.

2.1. Upon exercise by SSF of the Tag-Along Right, the Purchase Price is payable as follows:

2.1.1 Within three (3) business days after PDFs receipt of the Tag- Along Notice, an amount equal to ten percent (10%) of the Purchase Price as earnest money hereunder (“Deposit”), by bank check payable to the Escrow Agent or by wire transfer of immediately available federal funds to the Escrow Agent, which Deposit shall be held by a nationally recognized title company or law firm designated by PDI, as escrow agent (the “Escrow Agent”), pursuant to the terms of this Agreement. For purposes of this Agreement, a “bank check” shall mean an official check of any bank which is a member of the New York Clearing House Association, Inc. drawn directly to the order of SSF or designee of SSF, provided that the name of no third party shall appear upon such official check.

2.1.2 The balance of the Purchase Price (“Balance”) at the Closing, payable, at the election of PDI, by either (i) bank check and/or by wire transfer of immediately available federal funds (to an account designated by SSF at or prior to Closing) as directed by SSF or (ii) common stock of the Public REIT (to an account designated by SSF at or prior to Closing) as directed by SSF. The common stock of the Public REIT shall be calculated based on the average trading price of the common stock of the Public REIT for the ten (10) day period prior to the Closing, ending on the date that is three (3) business days prior to Closing. At the Closing, if PDI elects to pay the Balance in common stock of the Public REIT, PDI will also have the right to substitute the payment of the cash Deposit identified in Section 2.1.1 above for common stock of the Public REIT, whereby the substituted common stock of the Public REIT will be payable to SSF and the cash Deposit will be returned to PDI by Escrow Agent.

2.2. Not less than one (1) Business Day prior to the Closing Date, SSF shall give PDI and Escrow Agent written instructions (“Instruction Letter”) directing delivery of the Balance.

2.3. Escrow.

2.3.1 Escrow Agent. The Escrow Agent, in accepting the Deposit as escrow agent, is acting only for the accommodation of the parties and in performing its duties,

shall not be liable for (a) any loss, costs or damage which it may incur as a result of serving as escrow agent hereunder, except for any loss, costs or damage arising out of its willful misconduct or gross negligence, (b) any action taken or omitted to be taken in reliance upon any document, including any written instructions provided for in this Agreement, which the Escrow Agent shall in good faith believe to be genuine and (c) any loss or impairment of the Deposit deposited with a federally insured financial institution, resulting from the failure, insolvency, or suspension of the depositary. PDI and SSF shall split all reasonable costs of Escrow Agent incurred in connection with this Agreement and the Transaction. PDI and SSF hereby agree to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, which may be incurred by the Escrow Agent in connection with its serving as escrow agent hereunder, except for any loss, costs or damage arising out of Escrow Agent’s willful misconduct or gross negligence. PDI and SSF hereby acknowledge that they are aware that the Federal Deposit Insurance Corporation (FDIC) coverage applies only to a cumulative maximum amount for each individual depositor for all of depositor’s accounts at the same or related institutions.

2.3.2 The Deposit shall be deposited by Escrow Agent into an interest bearing Client Funds Sub-Account at a financial institution (“Escrow Bank”) designated by Escrow Agent and reasonably acceptable to PDI and SSF, bearing interest at the rate determined by Escrow Bank and disbursed by Escrow Agent with the terms and provisions of this Agreement.

2.3.3 Whether or not the Closing shall occur hereunder, the party, whether SSF or PDI, entitled to receive the Deposit shall also be entitled to receive, and the Escrow Agent shall deliver to such party, either SSF or PDI, all interest or other proceeds earned on the Deposit in accordance with the provisions of the preceding sentence. PDI shall pay any income taxes on the interest or other proceeds earned on the Deposit, unless such interest or proceeds are paid to SSF pursuant to Section 12.1 below. Any such interest or other proceeds (to the extent funded to SSF at Closing) shall be deemed to be a credit to PDI against the Purchase Price.

2.3.4 Promptly after the receipt by Escrow Agent of (a) notice of any demand by either party claiming that it is entitled to the Deposit (excepting notice by PDI to direct the Deposit to SSF in conjunction with the Closing of the Transaction contemplated herein) to or (b) any other claim or the commencement of any action, suit or proceeding by either party, Escrow Agent shall send a copy of such notice to the other party and inform the other party of such claim. If Escrow Agent shall receive written notice from either party within ten (10) business days after delivery of such notice to the other party instructing Escrow Agent to not deliver the Deposit to the requesting party or to otherwise hold the Deposit, or if for any reason there is any dispute or uncertainty concerning any action to be taken hereunder, Escrow Agent shall either (i) take no action and shall continue to hold the Deposit until it has received written instructions signed by SSF and PDI or until directed by a final order of judgment of a court of competent jurisdiction, whereupon Escrow Agent shall take such action in accordance with such instructions or such order or (ii) in the event a litigation is commenced between PDI and SSF with respect to this Agreement, and with the approval of a court of competent jurisdiction in New York State, deposit the Deposit with such court or as directed by such court. If no written notice is received by Escrow Agent within such ten (10) Business Day period, Escrow Agent may deliver the Deposit to the party which made such demand.

3. Purchase Price and Manner of Payment.

3.1. If PDI exercises the Option and SSF exercises the Tag-Along Right, PDI shall acquire the SSF Interest for a purchase price (“Purchase Price”) that is an amount equal to the sum of limited partnership distributions SSF would receive under the Partnership Agreement if the Property were sold on the Closing Date for a fair market valuation of the Property (“Property Valuation”) based on the procedures and methodology set forth in Section 3.2 below (the “Transaction”). The Purchase Price shall be calculated (a) assuming no brokerage fees or other closing costs of any kind would be incurred upon the sale of the Property excepting only those categories of customary and reasonable liabilities, expenses and pro-rations associated with the sale of partnership interests, and (b) giving due effect to the application of gross purchase proceeds to payment of all outstanding debt on the Property and of the Partnership (and debt- related expenses including breakage fees and lender’s attorney’s fees), other liabilities of the Partnership and the required distributions called for under the Partnership Agreement.

3.2. On or prior to the date that is sixty (60) days prior to PDI’s anticipated exercise of the Option, PDI shall designate three (3) appraisers from the list of appraisers set forth on Exhibit B attached hereto (each, a “Qualified Appraiser” and collectively, the “Qualified Appraisers”). Each of the Qualified Appraisers shall, at PDI’s cost and expense, (i) examine the records relating to the Property and such other documents and records as may, in their judgment, be necessary, (ii) conduct site inspections of the Property, (iii) review any other documents, perform any other due diligence or conduct any other customary actions deemed necessary to make a determination of the fair market value of the Property and (iv) shall submit to PDI and SSF, within forty-five (45) days of their engagement by PDI, their reasonable estimate of the fair market value of the Property based on the amount for which the Property would be sold free and clear of debt by a willing seller not compelled to sell to a willing buyer not compelled to buy taking into account all relevant factors (each, a “Fair Market Value Submission”). The greater of (i) $1,026,000,000 and (ii) the average of the two (2) highest Fair Market Value Submissions from the three (3) Qualified Appraisers will be deemed the Property Valuation for purpose of the calculation of the Purchase Price.

3.3. In the event the Property Owner enters into any new leases, extensions of existing leases, amendments to existing leases or an expansion of space pursuant to existing leases (collectively, “New Leases”) at the Property within ninety (90) days of the Closing, PDI (or PDI Assignee) shall notify SSF in writing of the existence of any New Leases within ten (10) business days of the execution of a New Lease. If the income from the New Leases is reasonably estimated by SSF to increase the Property Valuation by more than one percent (1%), SSF shall have the right to request, at SSF’s sole cost and expense, the Qualified Appraisers originally designated by PDI in Section 3.2 above to submit updated Fair Market Value Submissions of the Property based on the procedures set forth in Section 2.2 above and factoring in the New Leases. In the event the average of the two (2) highest Fair Market Value Submissions pursuant to this Section 3.3 factoring in the New Leases (the “Updated Property Valuation”) is greater than the Property Valuation used as a basis to calculate the Purchase Price at Closing, an updated purchase price (“Updated Purchase Price”) shall be calculated by PDI based on the procedures and methodology set forth in Section 3.1 above based on the Updated Property Valuation. The difference between the Updated Purchase Price and the Purchase Price paid at Closing will be delivered to SSF by PDI within thirty (30) days of the calculation of the Updated Purchase Price in accordance with the provisions of Section 3.4 below (including PDI’s right to elect to pay cash or common stock of the Public REIT). The provisions of this Section 3.3 shall survive Closing.

3.4. The Purchase Price is payable at the Closing, payable, at the election of PDI, by either (i) bank check and/or by wire transfer of immediately available federal funds (to an account designated by SSF at or prior to Closing) as directed by SSF or (ii) common stock of the Public REIT (to an account designated by SSF at or prior to Closing) as directed by SSF. The common stock of the Public REIT shall be calculated based on the average trading price of the common stock of the Public REIT for the ten (10) day period prior to the Closing, ending on the date that is three (3) business days prior to Closing.

4. Deliveries on Behalf of SSF.

4.1. At the Closing, SSF will duly execute, acknowledge (where appropriate) and/or deliver the following:

4.1.1 Assignment and Assumption of the SSF Interest in the form attached hereto as Exhibit C, whereby SSF shall transfer and assign the SSF Interest to PDI or PDI Assignee, as applicable;

4.1.2 A certificate of SSF dated as of the Closing Date certifying that all representations made by SSF in this Agreement are in all material respects true, correct and complete as of the Closing Date as if made on and as of the Closing Date;

4.1.3 A UCC search related to SSF and the SSF Interest disclosing no liens, judgments, penalties or other returns and encumbrances against SSF and the SSF Interest;

4.1.4 An affidavit duly executed by SSF stating that it is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act;

4.1.5 Executed closing statement, approved by PDI, for the Transaction consistent with this Agreement;

4.1.6 An unconditional release by SSF of any and all claims that SSF may have against the Partnership that arose or accrued during, or otherwise relate to, the period ending at Closing (other than claims that SSF has already made in writing against the Partnership);

4.1.7 Transfer tax forms, or signature pages to transfer tax forms, executed by SSF if and as required;

4.1.8 Payment of any actual transfer tax with respect to the Transaction due and owing as of the Closing Date; provided, however, for the avoidance of doubt, in the event the Transaction contemplated by this Agreement and the transfer of interests contemplated by the Option Agreement occur simultaneously, SSF shall pay, on the Closing Date, any actual transfer tax associated with the form of consideration (cash or common shares of the Public REIT) attributable to the exchange of the SSF Interest; provided, further, however, in the event the Purchase Price is paid with common shares of the Public REIT, both SSF and PDI shall work together in good faith to reduce SSF’s transfer tax liability associated with the exchange of the SSF Interest for common shares of the Public REIT, provided that SSF shall be subject to any transfer restrictions or lock-up periods in accordance with applicable law in order to obtain the benefit of a transfer tax reduction;

4.1.9 Such other and further documents and instruments as are expressly provided for or contemplated herein to be delivered by SSF.

5. Deliveries on Behalf of PDI.

5.1. At the Closing, PDI or PDI Assignee, as applicable, will duly execute, acknowledge (when appropriate) and/or deliver the following:

5.1.1 Notice to the Escrow Agent to disburse the Deposit, together with any interest earned thereon, to SSF (so long as PDI has obtained a credit against the Purchase Price with respect thereto); and pay to SSF (or, at SSF’s election, to the Escrow Agent on behalf of SSF), the Balance of the Purchase Price, all in accordance with the Instruction Letter;

5.1.2 Assignment and Assumption of the SSF Interest, duly executed by PDI or PDI Assignee, as applicable, including consent of GP, as general partner in the Partnership, to the assignment of the SSF Interest to PDI or PDI Assignee, as applicable;

5.1.3 Unconditional release of SSF, from and after the Closing Date, from any covenants or obligations (other than claims already made in writing against SSF) that (i) arose or accrued during, or otherwise relate to, the period ending at Closing or (ii) to be performed after the Closing as a limited partner of the Partnership, executed by GP, as the general partner of the Partnership;

5.1.4 A certificate of PDI dated as of the Closing Date certifying that all representations made by PDI in this Agreement are in all material respects true, correct and complete as of the Closing Date as if made on and as of the Closing Date;

5.1.5 Executed closing statement, approved by SSF, for the Transaction; and

5.1.6 Such other and further documents and instruments as are expressly provided for or contemplated herein to be delivered by PDI.

6. Representations and Warranties of PDI. In order to induce SSF to enter into the transactions provided for in this Agreement, PDI hereby warrants and represents to SSF that (as of the date of this Agreement and on the Closing Date, unless otherwise noted) the following warranties and representations shall be true and correct in all material respects, which warranties and representations shall survive the Closing hereunder:

6.1. PDI is a corporation duly organized and validly existing under the laws of the State of Delaware. PDI has the power to (or cause PDI Assignee to) acquire the SSF Interest. PDI has the power to enter into the Transaction contemplated by this Agreement and to execute, deliver and perform this Agreement, and the assumption and other documents contemplated hereby to be executed and performed by PDI or PDI Assignee (collectively, “PDI’s Documents”). The execution, delivery and performance by PDI of this Agreement and the other PDI’s Documents has been duly authorized by all necessary organizational action of PDI, and this Agreement is, and at the Closing, the other PDI’s Documents will, when executed and delivered by PDI or PDI Assignee, constitute the legal, valid, binding obligations of PDI or PDI Assignee enforceable against PDI or PDI Assignee in accordance with their respective terms and provisions, subject to applicable bankruptcy and other like laws affecting the rights of contractual parties and creditors generally, and the exercise of judicial or administrative discretion in accordance with general equitable principles (whether such enforceability is considered in a proceeding in equity or at law).

6.2. There are no suits, actions or proceedings pending or, to the knowledge of PDI, threatened against or affecting PDI before or by any court or administrative agency or officer, to prohibit or enjoin the consummation of the Transaction provided for herein or which could materially and adversely affect the ability of PDI to perform its obligations under PDI’s Documents.

6.3. No consent, approval or other action of, or filing or registration with, any governmental agency or commission is required in connection with the execution, delivery, observance or performance by PDI of this Agreement, the Option Agreement, the Transaction provided for herein or therein or its obligations under the other PDI’s Documents.

6.4. There has not been filed by or against PDI, or any corporation, partnership, limited liability company, or other entity with respect to which PDI is a principal shareholder, controlling person, general partner or managing member, as the case may be, a petition in bankruptcy or insolvency proceedings or for reorganization, or for the appointment of a receiver or trustee, nor has any such entity made an assignment for the benefit of creditors or filed a petition for an arrangement or entered into an arrangement with creditors or admitted in writing the inability to pay its debts as they become due.

6.5. Other than rights in favor of Tenant pursuant to the terms of the Lease and rights in favor of Lender (as such term is defined in the Partnership Agreement), the execution and delivery of this Agreement and the other PDI’s Documents executed and delivered by PDI, the Transaction provided for herein and therein, respectively, and compliance with or fulfillment of the terms hereof and thereof, will not (a) result in a breach of any of the terms and provisions of or constitute a default under or conflict with, or result in the creation of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of PDI or the Partnership (or any subsidiary of the Partnership) pursuant to, any agreement, indenture, mortgage, lien, lease, consent, license, franchise or other instrument to which PDI or the

Partnership (or any subsidiary of the Partnership) is bound or under which the properties of PDI or the Partnership (or any subsidiary of the Partnership) are affected, or (b) violate any law, rule, regulation, judgment, order, decree, writ or injunction applicable to PDI.

6.6. PDI represents that neither PDI nor any PDI Assignee are Prohibited Persons, as such term is hereinafter defined. “Prohibited Person” means any of the following, (a) a person or entity that is listed in the Annex to, or otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (the “Executive Order”); (b) a person or entity owned or controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (c) a person or entity that is named as a “specially designated national” or “blocked person” or persons or entities with whom a citizen of the United States is restricted from doing business with by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States including those listed on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control; or (d) a person or entity that is affiliated with any person or entity identified in clause (a), (b) and/or (c) above.

7. Representations and Warranties of SSF.

In order to induce PDI and PDI Assignee, if applicable, to enter into the transactions provided for in this Agreement, SSF hereby warrants and represents to PDI and PDI Assignee, if applicable, that, as of the date of this Agreement and as of the Closing Date, the following warranties and representations shall be true and correct in all material respects, which warranties and representations shall survive the Closing hereunder:

7.1. SSF is a duly organized and validly existing limited liability company under the laws of the State of Delaware and SSF has full power and authority to enter into the Transaction contemplated by this Agreement and to execute, deliver and perform this Agreement and the assignment and other documents contemplated hereby to be executed and performed by SSF (collectively, “SSF’s Documents”). The execution, delivery and performance by SSF of this Agreement and the other SSF’s Documents have been duly authorized by all necessary action of SSF and this Agreement is and, at the Closing, the other SSF’s Documents will, when executed and delivered by SSF constitute the legal, valid and binding obligations of SSF enforceable against SSF in accordance with their respective terms and provisions.

7.2. There are no suits, actions or proceeding pending or, to the knowledge of SSF, threatened against or affecting SSF before or by any court or administrative agency or officer, to prohibit or enjoin the consummation of the Transaction provided for herein or which could materially and adversely affect the ability of SSF to perform its obligations under the SSF’s Documents.

7.3. Except as provided for in this Agreement, no consent, approval or other action of, or filing (other than filings in the normal course of SSF’s business) or registration with, any governmental agency or commission is required in connection with the execution, delivery, observance or performance by SSF of this Agreement or the Transaction provided for herein.

7.4. There has not been filed by or against SSF, or any corporation, partnership, limited liability company, or other entity with respect to which SSF is a principal shareholder, controlling person, general partner or managing member, as the case may be, a petition in bankruptcy or insolvency proceedings or for reorganization, or for the appointment of a receiver or trustee, nor has any such entity made an assignment for the benefit of creditors or filed a petition for an arrangement or entered into an arrangement with creditors or admitted in writing the inability to pay its debts as they become due.

7.5. Other than rights in favor of Tenant pursuant to the terms of the Lease and rights in favor of Lender (as such term is defined in the Partnership Agreement), the execution and delivery of this Agreement and the other SSF’s Documents executed and delivered by SSF, the Transaction provided for herein and therein, respectively, and compliance with or fulfillment of the terms hereof and thereof, will not (a) result in a breach of any of the terms and provisions of or constitute a default under or conflict with, or result in the creation of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of SSF pursuant to, any agreement, indenture, mortgage, lien, lease, consent, license, franchise or other instrument to which SSF is bound or under which SSF’s properties are affected, or (b) violate any law, rule, regulation, judgment, order, decree, writ or injunction applicable to SSF.

7.6. SSF represents that SSF is not a Prohibited Person, as such term is defined in Section 6.6 above.

7.7. SSF has good and marketable title to the SSF Interest, free and clear of all debt, liens, liabilities, legal and/or equitable claims and other encumbrances.

7.8. Except for this Agreement, the Option Agreement and the Partnership Agreement, there are no commitments, agreements or obligations, including, without limitation, rights of first refusal or rights of first offer, by SSF to issue, sell, or transfer all or any portion of the SSF Interest, and SSF has not assigned, transferred, pledged, encumbered or otherwise disposed of, or agreed to assign, transfer, pledge, encumbered or otherwise dispose of, the SSF Interest.

7.9. SSF has not made or received an Partner Loans, as such term is defined in the Partnership Agreement, which remain outstanding and payable.

7.10. To the knowledge of SSF, there are no suits, actions or proceedings pending or threatened against or potentially affecting the SSF Interest or the Transaction contemplated hereunder.

8. Covenants.

8.1. Until the Closing Date, SSF shall be entitled to and shall receive distributions from the Partnership of available cash in accordance with the terms of the Partnership Agreement. All provisions of the Partnership Agreement allocating profits, losses, gains, deductions and credits for tax purposes to SSF shall remain in effect through the Closing Date.

8.2. SSF shall not enter into any commitments, agreements, or obligations to issue, sell, or transfer all or any portion of the SSF Interest, and SSF shall not assign, transfer, pledge, or otherwise dispose of, or agree to assign, transfer, pledge, or otherwise dispose of, the SSF Interest, except subject to this Agreement and the Option Agreement.

8.3. PDI shall use commercially reasonable efforts to seek and obtain the Tenant Waiver and the Lender Consent referred to in Article 11.

9. Indemnity.

9.1. SSF hereby agrees to indemnify and hold PDI harmless from and against any claims of third parties against or incurred by PDI, the Partnership or the SSF Interest, and demands, damages, liabilities, losses, costs and/or expenses, including, without limitation, reasonable attorney’s fees and disbursements, incurred or suffered by PDI or PDI Assignee or to which PDI or PDI Assignee is subjected in connection therewith that arise out of the breach or inaccuracy of SSF’s representations and warranties set forth in Section 7, failure of SSF to comply with the covenants set forth in Section 8 of the Agreement, the failure of SSF to pay its proportionate share of transfer tax due at Closing or the failure of SSF to comply with the transfer restrictions or lock-up periods in accordance with applicable law associated with the reduced transfer in connection with the exchange of common shares in the Public REIT; provided, that in no event shall SSF’s liability under this provision exceed the Purchase Price.

9.2. PDI hereby agrees to indemnify and hold SSF harmless from and against any claims of third parties against or incurred by SSF, and demands, damages, liabilities, losses, costs and/or expenses, including, without limitation, reasonable attorney’s fees and disbursements, incurred or suffered by SSF or to which SSF is subjected in connection therewith that arise out of the breach or inaccuracy of PDI’s representations and warranties set forth in Section 7, failure of PDI to comply with the covenants set forth in Section 8 of the Agreement, the liabilities of the Partnership related solely to the period after the Closing Date or any claims by the Partnership or GP (other than those related to a violation of this Agreement).

9.3. The indemnifications provided for hereunder shall survive Closing indefinitely. No action or inaction on the part of any indemnitee or any affiliate or agent thereof, including, without limitation, any failure of such indemnitee to timely forward notice of an actual or potential claim that could be the subject of the indemnification set forth herein (but other than settling any such claim without the prior consent of the indemnitor), shall operate to waive or limit any indemnitor’s liability hereunder, or release such indemnitor from any liability hereunder unless and to the extent such action or inaction shall have prejudiced such indemnitor’s rights with respect to such claim or the ability of the indemnitor to defend or indemnify against such claim.

10. Casualty; Condemnation.

10.1. If the Property is damaged by fire or other casualty or if any entity possessing the right of eminent domain shall give notice of an intention to take or acquire a substantial part of the Property, and such notice is given between the date of the Tag-Along Notice and the Closing Date, the following shall apply:

10.1.1 If the Property is damaged by a fully insured casualty, subject to reasonable deductible amounts or an uninsured or substantially underinsured casualty not resulting in substantial damage (which shall be deemed to mean damage which is estimated to cost $20,000,000.00 or less to repair) or if the taking or acquisition shall not result in a permanent substantial reduction in the income-producing capacity of the Property, then the PDI shall be required to complete the Transaction and the insurance or condemnation proceeds, settlements or awards or the relevant part thereof shall be retained by the Partnership and the SSF shall not be entitled to any portion thereof.

10.1.2 If the Property is damaged by an uninsured or substantially underinsured casualty resulting in substantial casualty (which shall be deemed to mean damaged which is estimated to cost in excess of $20,000,000.00 to repair), or if the taking or acquisition shall result in a permanent substantial reduction in the income-producing capacity of the Property, then the PDI shall have the option to either consummate the Transaction in which event any insurance or condemnation proceeds, settlements and awards or the relevant part thereof shall be retained by the Partnership and the SSF shall not be entitled to any portion thereof, or (b) terminate this Agreement.

10.1.3 In the event that the casualty, taking or acquisition shall result in a permanent substantial reduction in the income-producing capacity of the Property, then PDI shall also have the right to terminate this Agreement.

11. Conditions to Closing.

11.1. SSF’s obligation to sell the SSF Interest is subject to the satisfaction of the following conditions precedent (or simultaneous conditions, as applicable), any or all of which may be waived in writing by SSF (in its sole discretion):

11.1.1 This Agreement shall be in full force and effect and there shall not then exist any event which would allow SSF to terminate this Agreement pursuant to the express terms hereof;

11.1.2 PDI shall not be in default in any material respect under any covenant or agreement of PDI contained in this Agreement;

11.1.3 Fund II, GP and Fund III Holdco shall each not be in default in any material respect under any covenant or agreement on their behalf contained in the Partnership Agreement; and

11.1.4 All of PDI’s representations in Article 6 shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date.

11.2. PDFs obligation to purchase the SSF Interest after delivery of the Tag- Along Notice and otherwise consummate Closing hereunder, is subject to the satisfaction of the following conditions precedent (or simultaneous conditions, if applicable), any or all of which may be waived in writing by PDI (in its sole discretion):

11.2.1 This Agreement shall be in full force and effect and there shall not then exist any event which would allow PDI to terminate this Agreement pursuant to the express terms hereof;

11.2.2 All of SSF’s representations in Article 6 shall be true and correct on and as of the Closing Date as if made in all material respects on and as of the Closing Date;

11.2.3 PDI shall have received a written waiver from Tenant (“Tenant Waiver”), in form and substance reasonably acceptable to PDI, with respect to Tenant’s “Right of First Offer to Purchase” contained in Article 42 of the Lease; provided that PDI shall have the right to extend the anticipated Closing Date set forth in the Tag Initiation Notice for up to an additional sixty (60) business days in the event the Tenant Waiver has not been received by the anticipated Closing Date;

11.2.4 PDI shall have received the consent of Lender (as such term is defined in the Partnership Agreement) to the Transaction (or an acknowledgement of some other form of waiver from Lender that their consent to the Transaction is not required), if applicable;

11.2.5 SSF shall not be in default in any material respect under any covenant or agreement of SSF contained in this Agreement or in the Partnership Agreement; and

11.2.6 SSF shall pay, on the Closing Date, any actual transfer tax with respect to the Transaction due and owing as of the Closing Date.

12. Defaults and Remedies.

12.1. In the event SSF should default (or breach any of its representations under this Agreement in any material respect), and such default or breach is not cured or remedied within twenty (20) days after receipt of notice thereof given by PDI to SSF (but in any event prior to the Closing Date), PDI, if PDI is then ready, willing and able to consummate Closing, may (i) terminate this Agreement, (ii) treat this Agreement as being in full force and effect and pursue the remedy of specific performance of the Transaction pursuant to the terms hereof against SSF, or (iii) otherwise pursue any other rights and remedies available to PDI and/or PDI Assignee at law, in equity or otherwise.

12.2. From and after the delivery of the Tag-Along Notice and prior to the delivery of the Deposit, in the event PDI should default (or breach any of its representations under this Agreement in any material respect), and such default or breach is not cured or remedied prior to the scheduled Closing Date, SSF, if SSF is then ready, willing and able to consummate Closing, may (i) as its sole and exclusive remedies, if PDI does not acquire Seller’s interests in the Partnership Agreement pursuant to the Option Agreement, terminate this Agreement and pursue any remedies at law (specifically excluding rights in equity including specific performance) subject to the last sentence of this Section 12.2, and (ii) if PDI does acquire Seller’s interests in the Partnership Agreement pursuant to the Option Agreement, terminate this Agreement and pursue any remedies available to SSF at law (specifically excluding rights in equity including specific performance). The parties hereto agree that the damages that SSF will sustain as a result of any default or breach by PDI pursuant to clause (i)

above will be substantial but will be difficult if not impossible to ascertain and therefore the parties agree that in such event, SSF’s damages will be capped at ten percent (10%) of the Purchase Price.

12.3. From and after the delivery of the Tag-Along Notice and the delivery of the Deposit, in the event PDI should default (or breach any of its representations under this Agreement in any material respect), and such default or breach is not cured or remedied prior to the scheduled Closing Date, SSF, if SSF is then ready, willing and able to consummate Closing, may (i) as its sole and exclusive remedies, if PDI does not acquire Seller’s interests in the Partnership Agreement pursuant to the Option Agreement, terminate this Agreement and retain the Deposit as liquidated damages, and (ii) if PDI does acquire Seller’s interests in the Partnership Agreement pursuant to the Option Agreement, terminate this Agreement and pursue any remedies available to SSF at law (specifically excluding rights in equity including specific performance).

13. Costs and Expenses. Except as otherwise expressly set forth in this Agreement, all costs and expenses incident to this Agreement, the Transaction and the Closing shall be paid by the party incurring same, including, without limitation, its own attorneys’ fees, provided, however, PDI agrees to pay SSF’s out-of-pocket third-party legal fees and expenses not to exceed $10,000.

14. Brokers and Advisors. Each of SSF and PDI represents and warrants for itself that it has not dealt with any broker, finder or advisor in connection with this Agreement and the Transaction contemplated hereby. Each party hereto agrees to indemnify and hold the other parties hereto free and harmless from all losses, damages, costs and expenses (including attorneys’ fees) that the other parties may suffer as a result of claims made or suits brought by any broker, finder or advisor who shall claim to have introduced the indemnifying party to this Transaction or who shall claim to have dealt with or had discussions with the indemnifying party with respect to this Transaction. The provisions of this Section 14 shall survive the Closing hereunder or, if the Closing does not occur, notwithstanding anything to the contrary contained in this Agreement, the termination of this Agreement.

15. Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) reputable national overnight delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth below, or to such address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given upon receipt. Unless changed in accordance with the preceding sentence, the addresses for notice given pursuant to this Agreement shall be as follows:

If to SSF, to it at:

c/o Proprium Capital Partners

1 Landmark Square

19th Floor

Stamford, Connecticut

Attention: Thomas Carey

with a copy to:

c/o Proprium Capital Partners

1 Landmark Square

19th Floor

Stamford, Connecticut

Attention: General Counsel

And:

Proskauer Rose LLP

11 Times Square

New York, New York 10036

Attention: Jeffrey A. Hortwitz, Esq.

If to PDI:

Paramount Development and Investment, Inc.

c/o Paramount Group, Inc.

1633 Broadway, Suite 1801

New York, New York 10019

Attention: Albert P. Behler

Telecopy: (212) 974-6435

with a copy to:

Paramount Development and Investment, Inc.

c/o Paramount Group, Inc.

1633 Broadway, Suite 1801

New York, New York 10019

Attention: General Counsel

Telecopy: (212) 237-3197

And:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attention: Thomas J. Henry, Esq.

Telecopy: (212) 728-9750

Notices may be delivered by counsel to either SSF or PDI, as applicable. During the period from the date hereof through Closing, as a condition to the effectiveness of any notices to be delivered hereunder, copies of such notices must also be sent via electronic mail in accordance with the following: (a) if to SSF, to the following e-mail addresses: thomas.carey@proprium.com, amie.benedetto@proprium.com, diane.citron@proprium.com and jhorwitz@proskauer.com; and (b) if to PDI, to the following e-mail addresses: abehler@paramount-group.com, dlauer@paramount-group.com, gjohnson@paramount-group.com and thenry@willkie.com.

16. Further Assurances. Each of the parties hereby agrees to execute, acknowledge (if necessary) and deliver such other documents or instruments as the other may reasonably require from time to time to carry out the intents and purposes of this Agreement. This provision shall survive the Closing.

17. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of SSF and PDI and their respective legal representatives, designees, successors and assigns. PDI may assign this Agreement and/or direct SSF to convey all or a portion of the SSF Interest to one or more affiliates including but not limited to the Public REIT or the Operating Partnership, or any affiliate or subsidiary of either or them (collectively, “PDI Assignee”) provided (a) PDI hereunder shall be jointly and severally obligated with such PDI Assignee for the performance of all covenants, agreements and indemnities and the satisfaction of all conditions required of PDI under this Agreement and all documents and instruments executed pursuant hereto; (b) all references in this Agreement to “PDI” shall mean each of the originally named PDI and PDI Assignee provided that SSF shall tender performance hereunder to such PDI Assignee; (c) all representations and warranties hereunder shall be deemed to be made and apply to each of the originally named PDI and PDI Assignee (with such modifications as may need to be made to the extent the structure of PDI Assignee is different than that of PDI), and (d) PDI Assignee complies with SSF’s regulations with respect to the USA PATRIOT Act (H.R. 3162), and/or other similar federal or state regulations. In the event this Agreement is assigned in accordance with this Section, PDI need not deliver any of the organizational documents called for under Section 5 at Closing; rather, such corresponding documents will be delivered with respect to the PDI Assignee.

18. Paramount Group Tag-Along. For purposes of this Section 18, all capitalized terms used but not otherwise defined shall have the meaning given to such terms in the Partnership Agreement. In the event that any member of the Investor LP Group shall desire to transfer, sell or assign all or any portion of its Partnership Interest to an Outside Purchaser, and such member of the Investor LP Group delivers a ROFO Notice together with a Proposed Offer to the Paramount Group pursuant to Section 11.2(c) of the Partnership Agreement, the Paramount Group shall thereafter have a period equal to thirty (30) days from the giving of such ROFO Notice within which to elect, by providing written notice (“Response Notice”) to Investor LP Group, to either (i) purchase that portion of Investor LP’s Partnership Interests which are the subject to the Proposed Offer (in which case the terms, conditions and procedures set forth in Section 11.2(c) of the Partnership Agreement will apply) or (ii) sell its Partnership Interest together with the sale of the Investor LP Group’s Partnership Interest at the proportionate price and pursuant to the terms and conditions of the Proposed Offer by the Outside Date (the “Paramount Tag-Along Option”). In the event the Response Notice elects the Paramount Tag- Along Option, the Investor LP Group may not sell all or any portion of its Partnership Interest unless it complies with this Section 18. If the Paramount Group does not deliver the Response Notice within such thirty (30) day period, the Paramount Group shall be deemed to have elected not to elect or make the purchase or the sale referred to above, and Investor LP Group shall have the right to proceed with the sale of their Partnership Interests in accordance with the provisions of Section 11.2(c) of the Partnership Agreement without further reference to or compliance with this Section 18.

19. Gender and Number. Whenever the context so requires, references herein to the neuter gender shall include the masculine and/or feminine gender, and the singular number shall include the plural.

20. Applicable Law. THIS AGREEMENT IS PERFORMABLE IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF SUCH STATE. SSF AND PDI HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE CITY AND STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN THE CITY AND STATE OF NEW YORK. PDI AND SSF AGREE THAT THE PROVISIONS OF THIS SECTION 20 SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

21. Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

22. Miscellaneous.

22.1. Subject to Article 17 hereof, the provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of SSF and PDI only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or documents to be executed and delivered at Closing.

22.2. This Agreement and the instruments referred to herein may not be amended, waived or discharged except by an instrument in writing executed by the party against whom enforcement of such amendment, waiver or discharge is sought.

22.3. This Agreement shall not be binding or effective until PDI and SSF have executed and delivered a counterpart of the same, each of which shall constitute an original, but all of which taken together shall constitute one agreement.

22.4. Neither SSF nor PDI shall record this Agreement or any memorandum hereof. If requested by PDI, SSF shall execute a memorandum of this Agreement in recordable form (the “Memorandum”), which PDI may cause to be recorded in the appropriate land records at PDI’s sole cost and expense. If the Option shall not be duly exercised within the Option Period, or if PDI shall fail to make timely any payment required pursuant to this Agreement, or if for any reason this Agreement shall terminate, then, in any such event, SSF may execute a statement to be recorded in the appropriate land records terminating the Memorandum. PDI hereby appoints SSF as its attorney-in-fact to execute such a termination statement on its behalf. This appointment shall be deemed to be coupled with an interest and irrevocable.

22.5. The provisions of this Agreement are not intended in any way to (i) modify, supplement or amend the terms of the Partnership Agreement or (ii) trigger any forced sale, buy-sell or other transfer rights contained therein.

22.6. If any provision of this Agreement shall be held to be illegal, unenforceable or inapplicable in any respect, each such holding shall not affect the enforceability of any other provision of this Agreement or the enforcement of this Agreement under any other circumstances.

22.7. The captions and headings throughout this Agreement are for convenience and reference only and they shall in no way be held or deemed to define, modify or alter the meaning, scope or intent of any provision of this Agreement. Words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to the paragraph, Section or other subdivision in which such words appear, unless the context otherwise requires. The singular shall include the plural, and the masculine shall include the feminine and the neuter, and visa versa, unless the context otherwise requires. References to “Sections” are to Sections of this Agreement, unless otherwise specifically provided.

22.8. Except as otherwise expressly provided, no delay or omission by any party hereto to exercise any right or power occurring upon any noncompliance or failure of performance by the other party under the provisions of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by any party hereto of any of the terms, covenants, conditions or agreements hereof to be performed by the other party shall not be construed to be a waiver of any succeeding breach thereof or of any other term, covenant, condition or agreement herein contained.

22.9. In the computation of any period of time provided for in this Agreement or by law, any date falling on a Saturday, Sunday or legal holiday when banks are not open for business in New York City shall be deemed to refer to the next business day which is not a Saturday, Sunday, or legal holiday when banks are not open for business in New York City (“Business Day”).

22.10. Each party agrees that the information contained herein, and any information exchanged between the parties in connection with the proposed transactions described herein, is strictly confidential. Neither party shall disclose the existence of, nor any of the terms contained in, this Agreement, nor the substance of any other discussions between the parties, to any other person or entity except to the extent required by any applicable securities or other laws; provided, however, that each party may share any and all information it deems pertinent with regulators, lenders, prospective lenders, investors, prospective investors, counsel, consultants, accountants and advisors but shall require that such persons and entities shall keep such information confidential and shall be responsible for any breach of such confidentiality by such persons or entities. This Section shall not inhibit any disclosure to any governmental authority, whether domestic or foreign, to assure compliance with any applicable Laws.

22.11. All exhibits and schedules attached to this Agreement shall be hereby incorporated herein.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SSF:			PDI:

SSF III 60 WALL JV LLC, a Delaware limited liability company			PARAMOUNT DEVELOPMENT AND INVESTMENT, INC., a Delaware corporation

By:	Morgan Stanley Real Estate Special		By:
	Situations Fund III, L.P., its		Name:
	managing member		Title:

	By:	Proprium Capital Partners, LLC, as attorney-in-fact	For purposes of Sections 11.1.3 and 18 only:

PGREF II 60 WALL INVESTORS GP, LLC, Delaware limited liability company
	By:	/s/ J. TIMOTHY MORRIS
	Name:	J. TIMOTHY MORRIS
	Title:	PARTNER	By:
Name:
Title:

PARAMOUNT GROUP REAL ESTATE FUND II, L.P., a Delaware limited partnership

By: Paramount GREF, L.L.C., its General Partners, a Delaware limited liability company

By: Paramount Group, Inc., its Managing Member, a Delaware corporation

By:
Name:
Title:

PGREF III WALL STREET INVESTOR, L.P., a Delaware limited partnership

By: PGREF III Wall Street GP, LLC, its General Partner, a Delaware limited liability company

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SSF:			PDI:

SSF III 60 WALL JV LLC, a Delaware limited liability company			PARAMOUNT DEVELOPMENT AND INVESTMENT, INC., a Delaware corporation

By:	Morgan Stanley Real Estate Special		By:	/s/ Daniel A. Lauer
	Situations Fund III, L.P., its			Name:	Daniel A. Lauer
	managing member			Title:	Vice President

	By:	Proprium Capital Partners, LLC, as attorney-in-fact	For purposes of Sections 11.1.3 and 18 only:

	By:	/s/ J. Timothy Morris	PGREF II 60 WALL INVESTORS GP, LLC, Delaware limited liability company
	Name:	J. Timothy Morris
	Title:	Director	By:	/s/ Daniel A. Lauer
				Name:	Daniel A. Lauer
				Title:	Vice President

PARAMOUNT GROUP REAL ESTATE FUND II, L.P., a Delaware limited partnership

By: Paramount GREF, L.L.C., its General Partners, a Delaware limited liability company

By: Paramount Group, Inc., its Managing Member, a Delaware corporation

			By:	/s/ Daniel A. Lauer
				Name:	Daniel A. Lauer
				Title:	Senior Vice President

PGREF III WALL STREET INVESTOR, L.P., a Delaware limited partnership

By: PGREF III Wall Street GP, LLC, its General Partner, a Delaware limited liability company

			By:	/s/ Daniel A. Lauer
				Name:	Daniel A. Lauer
				Title:	Vice President

EXHIBIT A

FORM CONSENT LETTER

PGREF II 60 WALL INVESTORS GP, LLC

c/o Paramount Group, Inc.

1633 Broadway, Suite 1801

New York, New York 10019

June     , 2014

VIA FEDEX

SSF III 60 Wall JV LLC

c/o Proprium

1 Landmark Square, 19th Floor

Stamford, Connecticut 06901

Attention: Thomas Carey

Re:	Second Amended and Restated Limited Partnership Agreement of PGREF II 60 Wall Street Investors, L.P. (the “Partnership”), dated as of July 10, 2007, by and among PGREF II 60 Wall Investors GP, LLC (“General Partner”), Paramount Group Real Estate Fund II, L.P. (“Fund II”), PGREF III Wall Street Investor, L.P. (“Fund III Holdco”), and SSF III 60 Wall JV LLC (“Investor LP”) (the “Limited Partnership Agreement”).

Dear Sir or Madam:

Reference is made to (i) the Limited Partnership Agreement and (ii) that certain Property Management Agreement, dated as of June 6, 2007 (the “Property Management Agreement”), between PGREF II 60 Wall Street, LP (“Property Owner”) and Paramount Group, Inc. (together with its successors and assigns, “Paramount”). Property Owner is a subsidiary of the Partnership. A structure chart showing the current organization of the Partnership is attached hereto as Exhibit A-1.

1. Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Limited Partnership Agreement.

2. Acknowledgment of Anticipated Transactions, Option Transfer and Post IPO Transfers.

(a) General Partner hereby notifies Investor LP that, in connection with a potential initial public offering of Paramount, each of Fund II and Paramount Group Real Estate Fund III, L.P. (“Fund III” and collectively with Fund II, the “Funds”) will enter into an option agreement with Paramount Development And Investment, Inc. (together with its successor and assigns,

“PDI”), pursuant to which the Funds will grant to PDI an option (the “Option”) to acquire (i) Fund Ill’s 99.9% limited partnership interest in Fund III Holdco, which holds a 16% limited partnership interest in the Partnership, (ii) Fund Ill’s 100% membership interest in PGREF III Wall Street GP, LLC, which is the 0.1% general partner of Fund III Holdco, (iii) Fund II’s 46.20% limited partnership interest in the Partnership, and (iv) Fund II’s 100% membership interest in General Partner, which is the 0.1% general partner of the Partnership (collectively, the “Option Interests”) for a price equal to the fair market value of the Option Interests as determined at the time PDI exercises the option (the “Option Transfer”), which price may be paid, at the PDI’s election, in cash or in Public REIT shares. Upon exercise of the Option Transfer, PDI will contribute the Option Interests to the Operating Partnership in exchange for units therein. Following such exercise and contribution, the Operating Partnership will be an indirect owner of the interests in the Partnership (other than Investor LP’s interests) and the sole direct and indirect owner of the interests in General Partner. General Partner will remain as the sole general partner of the Partnership. The Public REIT will either be a successor by merger of Paramount, or will be a corporation into which Paramount will contribute all or substantially all of its assets. Following such merger or contribution, the Public REIT will undergo an initial public offering and intends to make an election in order to qualify as a real estate investment trust in accordance with Sections 856 through 859 of the Code (the “REIT Election”). Following the initial public offering, shares of the Public REIT will be regularly traded on the New York Stock Exchange and Operating Partnership units will, among other things, be convertible into shares in the Public REIT which, in each case, would constitute transfers of indirect interests in Property Owner (sales and other transfers of shares in the Public REIT and limited partner units in the Operating Partnership are, collectively, the “Post IPO Transfers”). The granting of the Option, the REIT Election, the initial public offering and all Post IPO Transfers constitute permitted actions not otherwise restricted pursuant to Article XI of the Limited Partnership Agreement. Notwithstanding, General Partner hereby (i) extends Investor LP the courtesy of requesting Investor LP’s consent to the granting of the Option, the REIT Election, the initial public offering and all Post IPO Transfers and (ii) request’s Investor LP’s consent to the Option Transfer.

(b) General Partner hereby notifies Investor LP that in connection with the initial public offering, the Partnership intends to cause Paramount, as the Manager, to assign or otherwise transfer the Property Management Agreement (the “Management Assignment”) to an Affiliate of the Operating Partnership (the “Replacement Property Manager”), which Replacement Property Manager is an Affiliate of Paramount, or to cause such Replacement Property Manager to enter into a replacement property management agreement (a “Replacement Agreement”) on terms that are substantially similar to the Property Management Agreement. Any Replacement Agreement will be sent to Investor LP promptly following execution of the same. Pursuant to Sections 8.4(5) and 8.6 of the Limited Partnership Agreement, General Partner hereby requests Investor LP’s consent to the Management Assignment, the Replacement Property Manager and the Replacement Agreement, if any.

(c) A structure chart showing the expected organization of the Partnership following the consummation of the IPO Transfer is attached hereto as Exhibit A-2.

3. Effect of Execution by Investor LP. By execution in the space indicated below for Investor LP’s signature, Investor LP hereby (i) consents to the granting of the Option, the REIT Election, the initial public offering, all Post IPO Transfers, the Option Transfers, and the Management Assignment, the Replacement Property Manager and the Replacement Agreement, if any, (ii) acknowledges that the actions consented to in clause (i) above do not trigger Investor LP’s right of first offer pursuant to Section 11.2(c) of the Limited Partnership Agreement, (iii) represents that the person signing this letter on behalf of Investor LP is authorized to do so, and (iv) represents that all consents and approvals required to be obtained to duly authorize the execution and delivery of this letter on behalf of Investor LP have been obtained and are in full force and effect.

After execution in the space indicated below, please return a signed copy of this letter to Daniel Lauer by pdf transmission at dlauer@paramount-group.com or by facsimile at (212) 237- 3197.

Thank you for your assistance.

[Signatures follow]

Very truly yours,

PGREF II 60 WALL INVESTORS GP, LLC, a Delaware limited liability company

By:
Name:	Daniel A. Lauer
Title:	Vice President

PARAMOUNT GROUP REAL ESTATE FUND II, L.P., a Delaware limited partnership

By:	Paramount GREF, L.L.C., its general partner

	By:	Paramount Group, Inc., its managing member

By:
		Name:	Daniel A. Lauer
		Title:	Senior Vice President

PGREF III WALL STREET INVESTOR, L.P., a Delaware limited partnership

By:	PGREF III Wall Street GP, LLC, its general partner

By:
	Name:	Daniel A. Lauer
	Title:	Vice President

[Signatures continue on the following page]

CONSENTED AND AGREED TO this      day of June, 2014:

INVESTOR LP:

SSF III 60 Wall JV LLC, a Delaware limited liability company

By:	Morgan Stanley Real Estate Special Situations Fund III, L.P., its managing member

	By:	Proprium Capital Partners, LLC, as attorney-in-fact

By:
		Name:	J. Timothy Morris
		Title:	Director

cc:	Proskauer Rose LLP 11 Times Square New York, New York 10036 Attention: Jeffrey A. Hortwitz, Esq.

EXHIBIT A-1

Existing Organizational Chart

(Please see attached)

EXHIBIT A-2

Organizational Chart After IPO Transfer

(Please see attached)

EXHIBIT B

QUALIFIED APPRAISERS

1.	Cushman & Wakefield

2.	Duff & Phelps

3.	Jones Lang LaSalle

4.	Leitner Group, Inc.

5.	Eastdil Secured

6.	CBRE

EXHIBIT C

ASSIGNMENT AND ASSUMPTION AGREEMENT OF SELLER INTEREST

ASSIGNMENT AND ASSUMPTION

OF PARTNERSHIP INTEREST

THIS ASSIGNMENT AND ASSUMPTION OF PARTNERSHIP INTEREST (this “Assignment”) is made and entered into as of                  , 2014, by and between SSF III 60 WALL JV, LLC, a Delaware limited liability company, having an office at c/o Morgan Stanley Real Estate Advisor, Inc., 1585 Broadway, Floor 37, New York, New York 10036 (“Assignor”)], and PARAMOUNT DEVELOPMENT AND INVESTMENT, INC., a Delaware corporation (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor owns a thirty-seven and seven tenths percent (37.70%) limited partnership interest (together with all economic, voting and other rights and interests appurtenant thereto, the “Partnership Interest”) in PGREF II 60 Wall Street Investors, L.P., a Delaware limited partnership (the “Partnership”);

WHEREAS, pursuant to that certain Purchase Option Agreement dated                  , 2014 (as the same may be amended, modified and/or supplemented from time to time, the “Purchase Agreement”) between Assignor and Assignee, Assignee has agreed to purchase from Assignor, and Assignor has agreed to sell, transfer and covey to Assignee, in consideration for the payment of the Purchase Price (as defined in the Purchase Agreement), all right, title and interest in and to the Partnership Interest, whereupon following such sale, transfer and conveyance Assignor will retain no interest in the Partnership; and

WHEREAS, the parties desire to enter into Assignment solely for the purpose of evidencing the sale, transfer and conveyance of the Partnership Interest from Assignor to Assignee.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. All capitalized terms used but not otherwise defined in this Assignment shall have the meaning given to such terms in the Purchase Agreement.

2. Assignment. Assignor unconditionally and irrevocably transfers, conveys, delivers and sets over to each Assignee all of Assignor’s right, title and interest in and to the Partnership Interest.

3. Acceptance. Assignee hereby accepts the Partnership Interest and hereby assumes and agrees to be bound, from and after the date hereof, by all of the liabilities, obligations, terms and conditions of the Second Amended and Restated Limited Partnership Agreement, dated as of July 10, 2007 for the Partnership.

4. Successors and Assigns. This Assignment shall inure to the benefit of and be binding upon Assignor and Assignee and their respective heirs, successors and assigns.

5. Counterparts; Facsimile Signatures. This Assignment may be executed in one or more counterparts (whether original, facsimile, portable document format or otherwise), each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

6. Governing Law. This Assignment shall be governed by, construed in accordance with and enforced under the laws of the State of New York, without regard to its principles of conflicts of law.

7. Conflicts. The parties agree that the sole purpose of this Assignment is to evidence the sale, transfer and conveyance of the Partnership Interest from Assignor to Assignee as provided in the Purchase Agreement. This Assignment does not, and shall not be interpreted or otherwise construed, to alter, increase or diminish in any respects the parties’ rights, obligations and liabilities set forth in the Purchase Agreement. In the event of any conflict between the terms and conditions of this Assignment and the Purchase Agreement, the terms and conditions of the Purchase Agreement shall govern.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

Assignor:

SSF III 60 Wall JV LLC, a Delaware limited liability company

By:	Morgan Stanley Real Estate Special Situations Fund III, L.P., its managing member

	By:	Proprium Capital Partners, LLC, as attorney-in-fact

By:
		Name:	J. Timothy Morris
		Title:	Director

Assignee:

PARAMOUNT DEVELOPMENT AND INVESTMENT, INC., a Delaware corporation

By:
Name:
Title: